EXHIBIT 21.1

RIBBON COMMUNICATIONS INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation

GENBAND US LLC	Delaware
Kandy Communications LLC	Delaware
N.E.T. APLA, Inc.	Delaware
Network Equipment Technologies, Inc.	Delaware
Quintum Technologies, LLC	Delaware
Ribbon Communications International Inc.	Delaware
Ribbon Communications Federal Inc.	Delaware
Sonus Networks, Inc. (d/b/a/ Ribbon Communications Operating Company)	Delaware
Ribbon Communications Securities Corp.	Massachusetts
GENBAND SRL	Argentina
Sonus Networks Australia Pty Ltd.	Australia
GENBAND Telecommunications (Australia) Pty Ltd	Australia
GENBAND Belgium SPRL	Belgium
GENBAND Telecommunications do Brasil Ltda	Brazil
Ribbon Communications Canada ULC	Canada
GENBAND Holdings Company	Cayman Islands
GENBAND International Holding Company	Cayman Islands
GENBAND NS Company	Cayman Islands
Sonus Networks s.r.o.	Czech Republic
Sonus Networks EURL	France
GENBAND Télécommunications (France) Sarl	France
Sonus Networks GmbH	Germany
GENBAND Telecommunications (Germany) GmbH	Germany
Sonus Networks (HK) Limited	Hong Kong
GENBAND Telecommunications (Hong Kong) Ltd	Hong Kong
Sonus Networks India Private Limited	India
Sonus Networks Trading Private Limited	India
GENBAND Telecommunications Private Limited	India
GENBAND Ireland Limited (d/b/a/ Ribbon Communications Ireland)	Ireland
GENBAND Israel Limited	Israel
GENBAND Italy SRL	Italy
Nihon Sonus Networks K.K.	Japan
GENBAND Japan GK	Japan

Sonus Networks Korea LLC	Korea
GENBAND Korea Yuban Huesa	Korea
Sonus Networks Malaysia Sdn. Bhd.	Malaysia
Westford Networks Mexico, S. de R.L. de C.V.	Mexico
GENBAND Mexico, S. de R.L. de C.V.	Mexico
GENBAND Canada B.V.	Netherlands
GENBAND Coöperatie U.A.	Netherlands
GENBAND Holdings B.V.	Netherlands
GENBAND Netherlands B.V.	Netherlands
GENBAND NS B.V.	Netherlands
GENBAND New Zealand Company	New Zealand
GENBAND RUS LLC	Russia
GENBAND Saudi Arabia Limited	Saudi Arabia
GENBAND Telecommunication and Technology (Shanghai) Co., Ltd.	Shanghai, PRC
Sonus Networks (Shanghai) Limited	Shanghai, PRC
Sonus Networks Pte. Ltd.	Singapore
GENBAND (Singapore) Telecommunications Pte. Ltd.	Singapore
Sonus Networks España, S.R.L.	Spain
GENBAND Spain, S.L.	Spain
Sonus Networks Switzerland GmbH	Switzerland
GENBAND Switzerland GmbH	Switzerland
GENBAND Taiwan Ltd Co.	Taiwan
GENBAND Telecommunications (UK) Limited	United Kingdom
Sonus Networks Ltd.	United Kingdom
N.E.T. Europe Ltd.	United Kingdom